UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2007

CHINA AUTOMOTIVE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33123	33-0885775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Henglong Road, Yu Qiao Development Zone
Shashi District, Jing Zhou City
Hubei Province
People’s Republic of China
(Address of principal executive offices (zip code))

(86) 716-832-9196
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On May 22, 2007, Mr. Tse, Yiu Wong Andy resigned from his position as a Director of the Company but remains as a Senior Vice President.

As previously reported, after the resignation of Mr. Guangxun Xu to become Nasdaq’s chief representative in China, the Company was out of compliance with Nasdaq Rule 4350(c)(1) because less than a majority of its Board (three out of six), were not “independent,” as that term is defined in Nasdaq Rule 4200(a)(15). As a result of the resignation of Mr. Tse, an employee director, from the Board, the Company has regained compliance with Nasdaq Rule 4350(c)(1) because its board of directors now comprises a majority of independent directors (three out of 5) .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA AUTOMOTIVE SYSTEMS, INC.

Date: May 23, 2007	By:	/s/ Hanlin Chen
Hanlin Chen
President and Chief Executive Officer